     As filed with the Securities and Exchange Commission on August 1, 1995
                               Registration No. 33-

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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            -----------------------

                                POLK AUDIO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                          MARYLAND                           52-0954180
         ------------------------------------------     --------------------
                (State or other jurisdiction of          (I.R.S. Employer
                incorporation or organization)           Identification No.)


         5601 METRO DRIVE, BALTIMORE, MARYLAND                  21215
         -------------------------------------                ---------
         (Address of Principal Executive Offices)             (Zip Code)


                              1986 EQUITY PARTICIPATION PLAN
                              ------------------------------
                                   (Full title of plan)

         GEORGE M. KLOPFER, President                 WILBERT H. SIROTA, Esquire
               Polk Audio, Inc.                         Piper & Marbury L.L.P.
               5601 Metro Drive                        36 South Charles Street
          Baltimore, Maryland 21215                   Baltimore, Maryland 21201
               (410) 358-3600                               (410) 576-7696
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(Name, address and telephone number, including area code, of agent for service)

                            -----------------------

                         CALCULATION OF REGISTRATION FEE

                 --------------------------------------------------



                              Amount             Proposed maximum       Proposed maximum
  Title of securities          to be            offering price per     aggregate offering         Amount of
   to be registered         registered                share*                 price*           registration fee
-----------------------------------------------------------------------------------------------------------------
 Common Stock,                300,000
 $0.01 par value              shares                  $10.50               $3,150,000             $1,086.21
-----------------------------------------------------------------------------------------------------------------


 * Estimated, pursuant to Rule 457, solely for the purpose of computing the registration fee based upon the NASDAQ closing price of Registrant's Common Stock on July 31, 1995.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.      INCORPORATION OF DOCUMENTS BY REFERENCE.

             The following documents have been filed by Polk Audio, Inc. (the "Registrant") with the Securities and Exchange Commission and are incorporated herein by reference:

             1. The Registrant's Annual Report on Form 10-K for the fiscal year ended March 27, 1995.

             2. Description of the Registrant's Common Stock contained in its Registration Statement on Form S-1 under the Securities Act of 1933, which became effective on July 2, 1986, and any amendments thereto.

             All other documents subsequently filed by Registrant pursuant to Sections 13, 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

             Any statement contained in a document incorporated or deemed to be incorporated by reference shall be deemed to be modified or superseded to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such prior statement. The documents required to be so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.


ITEM 4.      DESCRIPTION OF SECURITIES.

             Not Applicable.

ITEM 5.      INTEREST OF NAMED EXPERTS AND COUNSEL.

             Wilbert H. Sirota, Esquire, a director of the Registrant, is a partner in the law firm of Piper & Marbury L.L.P. The firm serves as general counsel to the Registrant.

ITEM 6.      INDEMNIFICATION OF OFFICERS AND DIRECTORS.

             (a) Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland permits a corporation to indemnify its present and former directors, among others, against judgments, penalties, fines, settlements and reasonable





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


expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their services in those or other capacities, unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to such proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; or (b) the director or officer actually received an improper personal benefit in money, property, or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Maryland law permits a corporation to indemnify a present and former officer to the same extent as a director, and to provide additional indemnification to an officer who is not also a director. In addition, Section 2-418(f) of the Corporations and Associations Article of the Annotated Code of Maryland permits a corporation to pay or reimburse, in advance of the final disposition of a proceeding, reasonable expenses (including attorney's fees) incurred by a present or former director or officer made a party to the proceeding by reason of his service in that capacity, provided that the corporation shall have received (a) a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and
(b) a written undertaking by or on his behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

             The Registrant has provided for indemnification of directors, officers, employees, and agents in Article Thirteenth of its charter, as amended and restated. This provision reads as follows:

                 THIRTEENTH: This Corporation shall indemnify to the full extent permitted by, and in the manner permissible under, the laws of the State of Maryland, any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he is or was a director or officer of this corporation or served any other enterprise as a director or officer at the request of this corporation. The foregoing rights of indemnification shall not be deemed exclusive of any other rights to which any director or officer or his legal representative may be entitled apart from the provisions of

             Article VIII of the Registrant's By-Laws, as amended and restated, implement this charter provision.

             In the opinion of the Securities and Exchange Commission, indemnification of directors and officers for liabilities arising under the Securities Act of 1933, as amended, is against public policy and, therefore, unenforceable.

             (b) Under Maryland law, a corporation is permitted to limit by provision in its articles of incorporation the liability of directors and officers, so that no director or officer of the corporation shall be liable to the corporation or to any stockholder for money damages except to the extent that (i) the director or officer actually received an improper benefit in money, property, or services, for the amount of the benefit or profit in money, property or





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


services actually received, or (ii) a judgment or other final adjudication adverse to the director or officer is entered in a proceeding based on a finding in the proceeding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

             The Registrant has limited the liability of its directors and officers for money damages in Article Fourteenth of its charter, as amended and restated. This provision reads as follows:



                 FOURTEENTH: No director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages, except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No director or officer shall be deemed to have received an improper benefit or profit within the meaning of this article FOURTEENTH by reason of any payment or distribution to or in respect of the common stock of the Corporation, if such payment or distribution applies or is available equally to all outstanding shares of common stock of the Corporation. This Article FOURTEENTH shall only apply to events or omissions occurring on or after February 18, 1988.


ITEM 7.      EXEMPTION FROM REGISTRATIONS CLAIMED.

             Not Applicable.

ITEM 8.      EXHIBITS.

               4             The 1986 Equity Participation Plan, as amended.

               5.1 Opinion of Piper & Marbury L.L.P. as to the legality of the securities being registered.

               23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.

               23.2 Consent of Piper & Marbury L.L.P. (included in exhibit 5.1).

               28.1 Articles of Amendment and Restatement of the Company (filed with the Registrant's Registration Statement on Form S-1 (No. 33-5961) on May 23, 1986 and incorporated herein by reference).

               28.2 By-Laws of the Company (filed with the Registrant's Registration Statement on Form S-1 (No. 33-5961) on May 23, 1986 and incorporated herein by reference).


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
ITEM 9.      UNDERTAKINGS

             (a)    The undersigned registrant hereby undertakes:


                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:


                                  (i)      To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933;


                                  (ii)     To reflect in the prospectus any
                 facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


                                  (iii)    To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement,



                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.



                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



             (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


             (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the





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


question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                   SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Baltimore, State of Maryland, on July 31, 1995.

                                       POLK AUDIO, INC.


                                       By: /s/ GEORGE M. KLOPFER
                                          ------------------------------
                                           George M. Klopfer, President

             Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

              Signature                                      Title                                Date
              ---------                                      -----                                ----

 /s/ GEORGE M. KLOPFER                           Director, President, Chief                    July 31, 1995
 ---------------------                           Executive Officer and Treasurer
 George M. Klopfer                               (Principal Executive Officer)


 /s/ MATTHEW S. POLK, JR.                        Chairman of the Board                         July 31, 1995
 ------------------------                        of Directors, Secretary and
 Matthew S. Polk, Jr.                            Vice President of Engineering


 /s/ CRAIG C. GEORGI                             Director and Vice President                   July 31, 1995
 -------------------                             of Manufacturing
 Craig C. Georgi


 /s/ WILBERT H. SIROTA                           Director                                      July 31, 1995
 ---------------------
 Wilbert H. Sirota


 /s/ GARY B. DAVIS                               Chief Financial Officer                       July 31, 1995
 -----------------                               (Principal Financial Officer)
 Gary B. Davis






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



                                 EXHIBIT INDEX


     Number                                                               Page



        4
                  1986 Equity Participation Plan, as amended.


       5.1 Opinion of Piper & Marbury L.L.P. (including Exhibit 23.2: Consent of Piper & Marbury L.L.P.)


      23.1 Consent of KPMG Peat Marwick LLP, independent certified public accountants.





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